As filed with the Securities and Exchange Commission on November 13, 2009.
Registration No. 333-161632

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GAIN CAPITAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6221 (Primary Standard Industrial Classification Code Number)	20-4568600 (I.R.S. Employer Identification Number)
550 Hills Drive
Bedminster, New Jersey 07921
(908) 731-0700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Glenn H. Stevens
President and Chief Executive Officer
GAIN Capital Holdings, Inc.
550 Hills Drive
Bedminster, New Jersey 07921
(Name, address including zip code and telephone number, including area code, of agent for service)

Copies to:

Andrew P. Gilbert, Esq. Morgan, Lewis & Bockius LLP 502 Carnegie Center Princeton, New Jersey 08540 Tel: (609) 919-6600 Fax: (609) 919-6701	Joseph A. Hall, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Tel: (212) 450-4500 Fax: (212) 450-3500
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
     This Amendment No. 2 to registration statement on Form S-1 is being filed by GAIN Capital Holdings, Inc., a Delaware corporation, in order to file certain exhibits with the Securities and Exchange Commission. No change is made to the preliminary prospectus constituting Part I of the registration statement or Items 13, 14, 15, 16(b) or 17 of Part II of the registration statement. Accordingly, this Amendment No. 2 only consists of the facing page, this explanatory note, Part II, the signatures and the exhibits.

- i -

PART II
Item 13. Other Expenses of Issuance and Distribution
Item 14. Indemnification of Directors and Officers
Item 15. Recent Sales of Unregistered Securities
Item 16. Exhibits and financial statement schedules
Item 17. Undertakings
SIGNATURES
EXHIBIT INDEX
EX-4.2
EX-10.10
EX-10.19
EX-10.20
EX-10.21
EX-10.22
EX-10.23
EX-10.24
EX-10.25
EX-10.26
EX-10.27
EX-10.28
EX-10.30
EX-10.31
EX-10.32
EX-10.33
EX-10.34
EX-10.35
EX-10.36
EX-10.37
EX-10.38
EX-10.39
EX-10.40
EX-10.41
EX-10.42
EX-10.43
EX-10.45
EX-10.46
EX-10.47
EX-10.48

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
     The following table indicates the expenses to be incurred in connection with the offering described in this Registration Statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission (“SEC”) registration fee and the Financial Industry Regulatory Authority (“FINRA”) filing fee.

SEC registration fee		$6,975
FINRA filing fee		*
NASDAQ Global Market listing fee		*
Accountants’ fees and expenses		*
Legal fees and expenses		*
Blue Sky fees and expenses		*
Transfer Agent and Registrar’s fees and expenses		*
Printing and engraving expenses		*
Miscellaneous		*

Total	$	*

*	To be filed by amendment.
Item 14. Indemnification of Directors and Officers.
     Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.
     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.
     In addition to the indemnification provided for in our certificate of incorporation, we expect to enter into separate indemnification agreements with each of our directors and executive officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law prior to completion of this offering. These indemnification agreements may require us, among other things, to indemnify our directors and executive officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of his service as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
Item 15. Recent Sales of Unregistered Securities.
     During the three year period preceding the date of the filing of this registration statement, we have issued securities in the transactions described below without registration under the Securities Act of 1933. These securities were offered and sold by us in reliance upon exemptions from the registration requirements provided by Section 4(2) of the Securities Act of 1933, Regulation D under the Securities Act as transactions by an issuer not involving a public offering or Rule 701 under the Securities Act of 1933 as transactions pursuant to written compensatory benefit plans and contracts relating to compensation with our employees.
     Issuances of capital stock
     On January 11, 2008, we issued and sold an aggregate of 2,611,606 shares of Series E preferred stock to certain investors at a purchase price per share of $44.80 for an aggregate purchase price of $116,999,948.80. The investors consisted of 3i U.S. Growth Partners L.P., 3i Technology Partners III L.P., VantagePoint Venture Partners IV (Q), L.P., VantagePoint Venture Partners IV, L.P., VantagePoint Venture Partners IV Principals Fund, L.P. and VP New York Venture Partners L.P.
     All purchasers of shares of our common stock and our preferred stock described above represented to us in connection with their purchase that they were accredited investors and were acquiring the shares for investment and not distribution, that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration.
Item 16. Exhibits and financial statement schedules.
     (a) Exhibits

Exhibit No.		Description

1.1	*	Underwriting Agreement.

3.1	**	Second Amended and Restated Certificate of Incorporation to be superseded by the Third Amended and Restated Certificate of Incorporation to be effective upon the closing of the offering.

3.2	*	Amended and Restated By-laws to be effective upon the closing of the offering.

3.3	*	Form of Third Amended and Restated Certificate of Incorporation to be effective upon the closing of the offering.

4.1	*	Specimen Certificate evidencing shares of common stock.

Exhibit No.		Description

4.2		Investor Rights Agreement, dated January 11, 2008, by and among the Company, the Investors and the Founding Stockholder, as defined therein.

5.1	*	Opinion of Morgan, Lewis & Bockius LLP.

10.1	**	2006 Equity Compensation Plan (amended and restated, effective December 31, 2006).

10.2	*	2009 Omnibus Incentive Compensation Plan.

10.3	*	2009 Employee Stock Purchase Plan.

10.4	*	Form of Incentive Stock Option Agreement.

10.5	*	Form of Nonqualified Stock Option Agreement.

10.6	*	Form of Restricted Stock Agreement.

10.7	*	Form of Restricted Stock Unit Agreement (Time Vesting).

10.8	*	Form of Restricted Stock Unit Agreement (Performance Vesting).

10.9	*	Form of Restricted Stock Unit Agreement (Immediate Vesting).

10.10		Form of Indemnification Agreement with the Company’s Non-Employee Directors.

10.11	**	Loan and Security Agreement, dated as of March 29, 2006, by and among GAIN Capital Holdings, Inc., Silicon Valley Bank and JPMorgan Chase Bank, N.A.

10.12	**	Pledge and Security Agreement, dated as of March 29, 2006, by and among GAIN Capital Holdings, Inc., Silicon Valley Bank and JPMorgan Chase Bank, N.A.

10.13	**	Unconditional Guaranty, dated as of March 29, 2006, by and among GAIN Holdings, LLC, Silicon Valley Bank and JPMorgan Chase Bank, N.A.

10.14	**	First Loan Modification Agreement, dated as of October 16, 2006, by and among GAIN Capital Holdings, Inc., Silicon Valley Bank and JPMorgan Chase Bank, N.A.

10.15	**	Second Loan Modification Agreement, dated as of March 20, 2007, by and among GAIN Capital Holdings, Inc., Silicon Valley Bank and JP Chase Bank, N.A.

10.16	**	Third Loan Modification Agreement, dated June 6, 2007, by and among GAIN Capital Holdings, Inc., Silicon Valley Bank and JPMorgan Chase Bank, N.A.

10.17	**	Fourth Loan Modification Agreement, dated as of March 18, 2008, by and among GAIN Capital Holdings, Inc., Silicon Valley Bank and JPMorgan Chase Bank, N.A.

10.18	**	Fifth Loan Modification Agreement, dated as of June 18, 2009 and effective as of March 17, 2009, by and among GAIN Capital Holdings, Inc., Silicon Valley Bank and JPMorgan Chase Bank, N.A.

10.19		Employment Agreement, dated as of January 1, 2008, by and between GAIN Capital Holdings, Inc. and Glenn Stevens.

10.20		Employment Letter, dated as of August 26, 2009, by and between GAIN Capital Holdings, Inc. and Christopher Calhoun.

10.21		Employment Letter, dated as of March 23, 2009, by and between GAIN Capital Holdings, Inc. and Henry Lyons.

10.22		Employment Letter, dated as of March 8, 2000, by and between GAIN Capital Holdings, Inc. and Timothy O’Sullivan.

10.23		Separation Agreement, dated as of January 11, 2008, by and between Mark Galant and GAIN Capital Holdings, Inc.

10.24	†	FX Prime Brokerage Master Agreement, dated as of December 6, 2006, by and between GAIN Capital Group, LLC and The Royal Bank of Scotland, plc.

10.25	†	FX Prime Brokerage Agreement, dated as of July 8, 2005, by and between UBS AG and GAIN Capital, Inc.

10.26	†	Foreign Exchange Prime Brokerage Agency Agreement, dated as of July 12, 2006, by and between GAIN Capital Group, LLC and The Royal Bank of Scotland, plc.

10.27	†	Foreign Exchange Prime Brokerage Agreement, dated October 18, 2005, by and between Deutsche Bank AG, London Branch and GCAM, LLC.

Exhibit No.		Description

10.28		Amendment to Foreign Exchange Prime Brokerage Agreement, dated January 26, 2006, by and between Deutsche Bank AG, London Branch and GCAM, LLC.

10.29	*	Form of ISDA Master Agreement, 1992 edition.

10.30		Form of Introducing Broker Agreement.

10.31		Form of Agreement for White Label Services.

10.32		Sublease, dated March 31, 2005, by and between GAIN Capital, Inc. and NUI Corporation.

10.33		Agreement of Sublease, dated November 14, 2005, by and between Mellon Investor Services LLC and GAIN Capital, Inc.

10.34		First Amendment to Sublease, dated July 20, 2006, by and between Mellon Investor Services LLC and GAIN Capital, Inc.

10.35		Services Agreement, dated February 1, 2008, by and between GAIN Capital Group, LLC and Scivantage, Inc.

10.36		Schedule 1(b) to Services Agreement, dated February 15, 2009, by and between GAIN Capital Group, LLC and Scivantage, Inc.

10.37		Lease and Lease Agreement, dated August 18, 2009, by and between S/K Bed One Associates LLC and GAIN Capital Holdings, Inc.

10.38	†	Access Agreement, dated December 1, 2004, by and between Questrade, Inc. and GAIN Capital, Inc.

10.39		Agreement for Lease, dated May 5, 2009, by and between Pontsarn Investments Limited and GAIN Capital — Forex.com U.K., Ltd.

10.40	†	Addendum to Access Agreement, dated July 23, 2007, by and between GAIN Capital Group, LLC and Questrade, Inc.

10.41	†	Addendum to Access Agreement, dated October 12, 2007, by and between GAIN Capital Group, LLC and Questrade, Inc.

10.42	†	Software Licensing and Services Agreement, dated December 1, 2004, by and between Questrade, Inc. and GAIN Capital, Inc.

10.43	†	License Agreement, dated August 9, 2007, by and between GAIN Capital Group, LLC and Metaquotes Software Corp.

10.44	*	Agreement, dated November 22, 2004, by and between esignal, a division of Interactive Data Corporation, and GAIN Capital, Inc.

10.45	†	Sales Lead Agreement, dated October 9, 2006, by and between GAIN Capital Group, LLC and Trading Central.

10.46	†	Forex Introducing Broker Agreement, dated April 20, 2005, by and between GAIN Capital Group, Inc. and TradeStation Securities, Inc.

10.47	†	Addendum to Introducing Broker Agreement, dated October 1, 2007, by and between GAIN Capital Group, LLC and TradeStation Securities, Inc.

10.48	†	Second Addendum to Introducing Broker Agreement, dated April 1, 2009, by and between GAIN Capital Group, LLC and TradeStation Securities, Inc.

21.1	**	Subsidiaries of the Registrant.

23.1	**	Consent of Deloitte & Touche LLP.

23.2	*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

23.3	**	Consent of Aite Group, LLC.

24.1	**	Power of Attorney.

*	To be filed by amendment.

**	Previously filed.

†	Confidential treatment requested. Confidential materials omitted and filed separately with the Securities and Exchange Commission.

     (b) Financial Statement Schedules.
     None
Item 17. Undertakings.
     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     The undersigned registrant hereby undertakes that:
     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Bedminster, State of New Jersey, on this 13th day of November, 2009.

GAIN CAPITAL HOLDINGS, INC.
By:	/s/ Glenn H. Stevens
Glenn H. Stevens
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, this amendment no. 2 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Glenn H. Stevens Glenn H. Stevens	President, Chief Executive Officer and Director (Principal Executive Officer)	November 13, 2009

/s/ Henry C. Lyons Henry C. Lyons	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	November 13, 2009

* Mark E. Galant	Chairman of the Board of Directors	November 13, 2009

* Ken Hanau	Director	November 13, 2009

* Susanne D. Lyons	Director	November 13, 2009

* Gerry McCrory	Director	November 13, 2009

* James C. Mills	Director	November 13, 2009

* Peter Quick	Director	November 13, 2009

* Joseph Schenk	Director	November 13, 2009

* Christopher S. Sugden	Director	November 13, 2009

* Roger Tarika	Director	November 13, 2009
     By signature set forth below, the undersigned, pursuant to the duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this amendment no. 2 to registration statement on behalf of the persons indicated.

* By:	/s/ Glenn H. Stevens Glenn H. Stevens
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.		Description

1.1	*	Underwriting Agreement.

3.1	**	Second Amended and Restated Certificate of Incorporation to be superseded by the Third Amended and Restated Certificate of Incorporation to be effective upon the closing of the offering.

3.2	*	Amended and Restated By-laws to be effective upon the closing of the offering.

3.3	*	Form of Third Amended and Restated Certificate of Incorporation to be effective upon the closing of the offering.

4.1	*	Specimen Certificate evidencing shares of common stock.

4.2		Investor Rights Agreement, dated January 11, 2008, by and among the Company, the Investors and the Founding Stockholder, as defined therein.

5.1	*	Opinion of Morgan, Lewis & Bockius LLP.

10.1	**	2006 Equity Compensation Plan (amended and restated, effective December 31, 2006).

10.2	*	2009 Omnibus Incentive Compensation Plan.

10.3	*	2009 Employee Stock Purchase Plan.

10.4	*	Form of Incentive Stock Option Agreement.

10.5	*	Form of Nonqualified Stock Option Agreement.

10.6	*	Form of Restricted Stock Agreement.

10.7	*	Form of Restricted Stock Unit Agreement (Time Vesting).

10.8	*	Form of Restricted Stock Unit Agreement (Performance Vesting).

10.9	*	Form of Restricted Stock Unit Agreement (Immediate Vesting).

10.10		Form of Indemnification Agreement with the Company’s Non-Employee Directors.

10.11	**	Loan and Security Agreement, dated as of March 29, 2006, by and among GAIN Capital Holdings, Inc., Silicon Valley Bank and JPMorgan Chase Bank, N.A.

10.12	**	Pledge and Security Agreement, dated as of March 29, 2006, by and among GAIN Capital Holdings, Inc., Silicon Valley Bank and JPMorgan Chase Bank, N.A.

10.13	**	Unconditional Guaranty, dated as of March 29, 2006, by and among GAIN Holdings, LLC, Silicon Valley Bank and JPMorgan Chase Bank, N.A.

10.14	**	First Loan Modification Agreement, dated as of October 16, 2006, by and among GAIN Capital Holdings, Inc., Silicon Valley Bank and JPMorgan Chase Bank, N.A.

10.15	**	Second Loan Modification Agreement, dated as of March 20, 2007, by and among GAIN Capital Holdings, Inc., Silicon Valley Bank and JP Chase Bank, N.A.

10.16	**	Third Loan Modification Agreement, dated June 6, 2007, by and among GAIN Capital Holdings, Inc., Silicon Valley Bank and JPMorgan Chase Bank, N.A.

10.17	**	Fourth Loan Modification Agreement, dated as of March 18, 2008, by and among GAIN Capital Holdings, Inc., Silicon Valley Bank and JPMorgan Chase Bank, N.A.

10.18	**	Fifth Loan Modification Agreement, dated as of June 18, 2009 and effective as of March 17, 2009, by and among GAIN Capital Holdings, Inc., Silicon Valley Bank and JPMorgan Chase Bank, N.A.

10.19		Employment Agreement, dated as of January 1, 2008, by and between GAIN Capital Holdings, Inc. and Glenn Stevens.

10.20		Employment Letter, dated as of August 26, 2009, by and between GAIN Capital Holdings, Inc. and Christopher Calhoun.

10.21		Employment Letter, dated as of March 23, 2009, by and between GAIN Capital Holdings, Inc. and Henry Lyons.

10.22		Employment Letter, dated as of March 8, 2000, by and between GAIN Capital Holdings, Inc. and Timothy O’Sullivan.

Exhibit No.		Description

10.23		Separation Agreement, dated as of January 11, 2008, by and between Mark Galant and GAIN Capital Holdings, Inc.

10.24	†	FX Prime Brokerage Master Agreement, dated as of December 6, 2006, by and between GAIN Capital Group, LLC and The Royal Bank of Scotland, plc.

10.25	†	FX Prime Brokerage Agreement, dated as of July 8, 2005, by and between UBS AG and GAIN Capital, Inc.

10.26	†	Foreign Exchange Prime Brokerage Agency Agreement, dated as of July 12, 2006, by and between GAIN Capital Group, LLC and The Royal Bank of Scotland, plc.

10.27	†	Foreign Exchange Prime Brokerage Agreement, dated October 18, 2005, by and between Deutsche Bank AG, London Branch and GCAM, LLC.

10.28		Amendment to Foreign Exchange Prime Brokerage Agreement, dated January 26, 2006, by and between Deutsche Bank AG, London Branch and GCAM, LLC.

10.29	*	Form of ISDA Master Agreement, 1992 edition.

10.30		Form of Introducing Broker Agreement.

10.31		Form of Agreement for White Label Services.

10.32		Sublease, dated March 31, 2005, by and between GAIN Capital, Inc. and NUI Corporation.

10.33		Agreement of Sublease, dated November 14, 2005, by and between Mellon Investor Services LLC and GAIN Capital, Inc.

10.34		First Amendment to Sublease, dated July 20, 2006, by and between Mellon Investor Services LLC and GAIN Capital, Inc.

10.35		Services Agreement, dated February 1, 2008, by and between GAIN Capital Group, LLC and Scivantage, Inc.

10.36		Schedule 1(b) to Services Agreement, dated February 15, 2009, by and between GAIN Capital Group, LLC and Scivantage, Inc.

10.37		Lease and Lease Agreement, dated August 18, 2009, by and between S/K Bed One Associates LLC and GAIN Capital Holdings, Inc.

10.38	†	Access Agreement, dated December 1, 2004, by and between Questrade, Inc. and GAIN Capital, Inc.

10.39		Agreement for Lease, dated May 5, 2009, by and between Pontsarn Investments Limited and GAIN Capital — Forex.com U.K., Ltd.

10.40	†	Addendum to Access Agreement, dated July 23, 2007, by and between GAIN Capital Group, LLC and Questrade, Inc.

10.41	†	Addendum to Access Agreement, dated October 12, 2007, by and between GAIN Capital Group, LLC and Questrade, Inc.

10.42	†	Software Licensing and Services Agreement, dated December 1, 2004, by and between Questrade, Inc. and GAIN Capital, Inc.

10.43	†	License Agreement, dated August 9, 2007, by and between GAIN Capital Group, LLC and Metaquotes Software Corp.

10.44	*	Agreement, dated November 22, 2004, by and between esignal, a division of Interactive Data Corporation, and GAIN Capital, Inc.

10.45	†	Sales Lead Agreement, dated October 9, 2006, by and between GAIN Capital Group, LLC and Trading Central.

10.46	†	Forex Introducing Broker Agreement, dated April 20, 2005, by and between GAIN Capital Group, Inc. and TradeStation Securities, Inc.

10.47	†	Addendum to Introducing Broker Agreement, dated October 1, 2007, by and between GAIN Capital Group, LLC and TradeStation Securities, Inc.

10.48	†	Second Addendum to Introducing Broker Agreement, dated April 1, 2009, by and between GAIN Capital Group, LLC and TradeStation Securities, Inc.

21.1*	*	Subsidiaries of the Registrant.

23.1*	*	Consent of Deloitte & Touche LLP.

Exhibit No.		Description

23.2*		Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

23.3*	*	Consent of Aite Group, LLC.

24.1*	*	Power of Attorney.

*	To be filed by amendment.

**	Previously filed.

†	Confidential treatment requested. Confidential materials omitted and filed separately with the Securities and Exchange Commission.